Exhibit 99.1

News Release

CalAtlantic Group, Inc. Reports 2017 Fourth Quarter and Full Year Selected Operating Results

ARLINGTON, VIRGINIA, January 10, 2018.  CalAtlantic Group, Inc. (NYSE: CAA) today announced selected operating results for the fourth quarter and fiscal year ended December 31, 2017.

•	Net new orders in the 2017 fourth quarter increased 20% versus the prior year period;
•	Incentives in orders decreased 80 bps year-over-year to 5.0%;
•	End of year backlog value improved 21% versus prior year end;
•	End of year backlog margin of 21.1%, up 70 bps versus prior year end.

These preliminary results are based on management's initial analysis of operations for the quarter and fiscal year ended December 31, 2017, are subject to the completion of its audit process, and are subject to change. The company's full fourth quarter and fiscal year 2017 results could differ materially from the preliminary estimates provided in this press release. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release.

SELECTED REGIONAL OPERATING DATA

	Three Months Ended December 31,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered (1):
North	1,070	$357	914	$335	17%	7%
Southeast	1,426	399	1,281	385	11%	4%
Southwest	979	451	1,140	433	(14%)	4%
West	1,082	655	1,003	657	8%	(0%)
Consolidated total	4,557	$461	4,338	$450	5%	2%

	Year Ended December 31,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered (1):
North	3,459	$356	3,034	$335	14%	6%
Southeast	4,407	403	4,029	386	9%	4%
Southwest	3,464	445	3,891	426	(11%)	4%
West	3,272	619	3,275	649	(0%)	(5%)
Consolidated total	14,602	$450	14,229	$447	3%	1%

	Three Months Ended December 31,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North (2)	878	$370	682	$356	29%	4%
Southeast	1,075	409	817	394	32%	4%
Southwest	729	444	696	437	5%	2%
West	725	662	653	619	11%	7%
Consolidated total	3,407	$460	2,848	$447	20%	3%

	Year Ended December 31,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North (2)	3,625	$356	3,329	$337	9%	6%
Southeast	4,625	400	4,201	378	10%	6%
Southwest	3,391	446	3,603	430	(6%)	4%
West	3,564	652	3,302	630	8%	3%
Consolidated total	15,205	$459	14,435	$439	5%	5%

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Average number of selling communities
during the period:
North	154	140	10%	146	129	13%
Southeast	177	190	(7%)	183	183	―
Southwest	154	163	(6%)	155	168	(8%)
West	80	87	(8%)	81	90	(10%)
Consolidated total	565	580	(3%)	565	570	(1%)

	At December 31,
	2017		2016		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog (3):
North	1,464	$554,489	1,298	$464,253	13%	19%
Southeast	2,011	894,377	1,793	776,402	12%	15%
Southwest	1,541	767,093	1,614	764,583	(5%)	0%
West	1,404	1,001,851	1,112	658,613	26%	52%
Consolidated total	6,420	$3,217,810	5,817	$2,663,851	10%	21%
_____________________________

(1)
As a result of Hurricanes Harvey and Irma, the Weyerhauser I-joist issue discussed in our most recent Form 10-Q, and the California wildfires, approximately 455 closings that were scheduled to close during the 2017 fourth quarter have been rescheduled to close in the 2018 first quarter (North: 99 closings, Southeast:78 closings, Southwest: 225 closings, and West: 53 closings).

(2)
Net new orders in the North for the 2017 fourth quarter include 105 homes in backlog acquired in connection with the Company's December 2017 acquisition of Home South Communities, one of the largest privately-held builders in the Atlanta metro market.

(3)	As of December 31, 2017, the average gross margin of the 6,420 homes in backlog was approximately 21.1%, up 70 basis points compared to the total homes in backlog as of December 31, 2016.

Proposed Merger with Lennar Corporation

On October 30, 2017, the Company announced that it entered into a definitive merger agreement with Lennar Corporation ("Lennar") pursuant to which each share of CalAtlantic stock will be exchanged for 0.885 shares of Lennar Class A common stock and 0.0177 shares of Lennar Class B common stock.  CalAtlantic's stockholders will also have the option to elect to exchange all or a portion of their shares for cash in the amount of $48.26 per share, subject to a maximum cash amount of approximately $1.2 billion.  The transaction, which is subject to the satisfaction or waiver of certain customary conditions, including the approval of the merger by the Company's stockholders and the stockholders of Lennar, is expected to close in the first calendar quarter of 2018.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), one of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 43 Metropolitan Statistical Areas spanning 19 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include but are not limited to new home orders; deliveries; backlog; backlog gross margin; average home price; the estimated impact on the Company from the hurricanes, wildfires and Weyerhauser I-Joist issue; and the expected timing for completing the proposed merger with Lennar.  Any statements that are not statements of historical fact (including statements containing the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," objective," "plan," or "targets" and other similar expressions) are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact of economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's financial services operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; the risk that the proposed merger with Lennar may not be completed in a timely manner or at all; the risk that the Company or Lennar may be unable to obtain stockholder approval as required for consummation of the proposed merger; the risk that conditions to the closing of the proposed merger may not be satisfied or waived; the risk that the transaction may involve unexpected costs, liabilities or delays; the risk that the Company's business may suffer as a result of the uncertainty surrounding the transaction; the costs and outcome of legal proceedings relating to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the ability of Lennar to recognize synergies and other benefits of the transaction; risks that the transaction disrupts current plans and operations of the Company; potential difficulties faced by the Company in employee recruitment and retention as a result of the pending transaction; the effect of the announcement or pendency of the transactions contemplated by the merger agreement on the Company's ability to maintain relationships with its customers, suppliers and others with whom it does business; risks related to diverting management's attention from the Company's ongoing business operations; other risks relating to consummation of the transaction; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

No Offer of Solicitation

This communication is for informational purposes only and shall not constitute an offer to purchase, nor a solicitation of an offer to sell, subscribe for or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in connection with the proposed transaction or otherwise, nor shall there be any solicitation, offer, sale, issuance or transfer of securities in any jurisdiction in which such solicitation, offer, sale, issuance or transfer would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed merger, Lennar has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (the "Registration Statement"), in which a joint proxy statement of the Company and Lennar has been included that also constitutes a prospectus (the "Joint Proxy Statement/Prospectus"). Investors and stockholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the proposed merger and the related transactions and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the Company, Lennar and the proposed merger. You may obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company and Lennar at the SEC's website (www.sec.gov). You may obtain these documents, free of charge, from the Company at www.CalAtlantic.com under the link "Investors" and then under the heading "Financials" and the subheading "SEC Filings" and from Lennar at www.Lennar.com under the tab "Investors" and then under the heading "Financials."

Contact:
Jeff McCall, EVP & CFO (240) 532-3888, jeff.mccall@calatl.com